                                     EXHIBIT 99.1

[Letterhead]

FOR IMMEDIATE RELEASE                  CONTACT:  C. DONALD DORSEY
                                                 Executive Vice President
                                                 (602) 944-7070, extension 2082

                                                 KATHY SUEDEL
                                                 Investor Relations Manager
                                                 (602) 944-7070, extension 2814


                               PETsMART, Inc. ANNOUNCES
                               TWO-FOR-ONE STOCK SPLIT


Phoenix, Arizona, June 21, 1996 - Mark S. Hansen, President and Chief Executive Officer of PETsMART, Inc., announced today that the Company's Board of Directors has authorized a two-for-one split of its common stock to be effected in the form of a stock dividend. The record date for the stock dividend will be July 8, 1996. Certificates evidencing the new shares will be issued on the payment date of July 19, 1996.

PETsMART, Inc. is the leading operator of superstores specializing in pet food, supplies and services in the United States. PETsMART currently operates 295 superstores in 33 states.

PETsMART's stock is traded over the counter on the Nasdaq Stock Market under the Symbol PETM.